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                                                                    EXHIBIT 10

                       FIRST AMENDMENT TO LEASE AGREEMENT


         This First Amendment to Lease Agreement (the "Amendment") is made and executed as of the 27th day of June, 2001 by and between Burton Hills III, LLC, a Tennessee limited liability company ("Landlord") and AmSurg Corporation, a Tennessee corporation ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Lease Agreement (the "Lease") dated February 24, 1999, the Landlord and the Tenant entered into a lease for certain premises in the office building commonly known as Burton Hills III, Nashville, Davidson County, Tennessee, in accordance with the terms and provisions described and set forth in the Lease; and

         WHEREAS, Landlord and Tenant have agreed to expand the Leased Premises to include certain additional square footage on the fourth floor of the Building (as defined in the Lease), with such additional square footage including an additional 7,665 rentable square feet located on the fourth floor of the Building, which is more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Expansion Space"); and

         WHEREAS, it is the intention of the parties to amend the Lease by incorporating therein the Expansion Space and modifying the terms of the Lease as appropriate.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

         1. The following basic lease provisions set forth in Section 1.02 are amended as follows:

                  (a) Basic lease provision "B" is amended to provide that the "Rentable Area of Leased Premises" shall be 29,726 square feet;

                  (b) Basic lease provision "C" is amended so that the "Building Expense Percentage" as set forth in the Lease shall be 27.8%;

                  (c) Basic lease provision "D" which sets forth the "Minimum Annual Rent" shall remain unchanged, however, for informational purposes, the parties acknowledge that upon the Expansion Space Commencement Date (as defined below), the annual and monthly rental payments for the entire Leased Premises, as amended pursuant to this Amendment, commencing as of June 1, 2001 (subject to the provisions of paragraph 2 hereof) shall be as follows:


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
June 1,    2001 thru June 30, 2001:       $22.00/RSF/$653,972.00 per year/$54,497.67 per month;
July       2001 thru June 2002:           $22.50/RSF/$668,835.00 per year/$55,736.25 per month;
July       2002 thru June 2003:           $23.00/RSF/$683,698.00 per year/$56,974.83 per month;
July       2003 thru June 2004:           $23.50/RSF/$698,561.00 per year/$58,213.42 per month;
July       2004 thru June 2005:           $24.00/RSF/$713,424.00 per year/$59,452.00 per month;
July       2005 thru June 2006:           $24.50/RSF/$728,287.00 per year/$60,690.58 per month;
July       2006 thru June 2007:           $25.00/RSF/$743,150.00 per year/$61,929.17 per month;
July       2007 thru June 2008:           $25.00/RSF/$743,150.00 per year/$61,929.17 per month;
July       2008 thru June 2009:           $25.00/RSF/$743,150.00 per year/$61,929.17 per month.


         2. The parties acknowledge that the term of the Lease, as amended hereby, shall continue through and including June 30, 2009, and the Leased Premises, including the Expansion Space, shall be subject to all of the terms, provisions and agreements contained in the Lease, including, without limitation, the Options. Notwithstanding any provision herein, the commencement of payment of Minimum Annual Rent with respect to the Expansion Space shall not occur until the later of (i) June 1, 2001 or (ii) completion of Tenant improvements in the Expansion Space as outlined in Exhibit B entitled "Landlord's Work with respect to the Expansion Space" (the "Expansion Space Commencement Date"). Landlord shall provide to Tenant the Tenant Improvement Allowance for Expansion Space of $8.00 per rentable square foot as set forth in Section 2.08 of the Lease. The improvements to the Expansion Space and the work to be performed are as set forth in Exhibit B attached hereto and incorporated herein by this reference. To the extent that the Tenant Improvement Allowance exceeds the cost of the work required by Tenant as set forth in Exhibit B, any excess funds shall be disbursed to the Tenant upon completion of the Landlord's Work with respect to the Expansion Space, with such excess funds being delivered to the Tenant for Tenant's use in connection with other present or future improvements (including without limitation, the fixturing or equipping thereof) to the Leased Premises. In the event that the Work described in Exhibit B exceeds the Tenant Improvement Allowance, the Tenant shall pay to Landlord such excess cost within ten days after Landlord notifies Tenant and delivers to Tenant evidence of the actual cost of the aforesaid work. It is expressly agreed and acknowledged that any contractor engaged to perform the Work as described in Exhibit B hereto shall be mutually acceptable to both Landlord and Tenant.

         3. Notwithstanding the terms and provisions of Article 13 of the Lease, the Landlord hereby consents to Tenant's sublease of all or portions of the Expansion Space to Vanguard Healthcare, Inc., with the terms, conditions and agreements relative to such sublease being entered into in Tenant's sole discretion. Any sublease agreement with Vanguard Healthcare, Inc. shall not be subject to terms or conditions in the Lease which require that any excess rental payable under such sublease be paid over to the Landlord.

         4. Except as amended hereby, the Lease remains in full force and effect. The Expansion Space shall become, upon execution of this Amendment, a part of the Leased Premises, subject to the terms and provisions of this Amendment.


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         IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

                                         AMSURG CORPORATION


                                         By:     /s/ Ken P. McDonald
                                                 -----------------------------

                                         Title:  President and CEO
                                                 -----------------------------


                                         BURTON HILLS III, LLC


                                         By:     /s/ Dale A.Holmer
                                                 -----------------------------

                                         Title:  CFO/Partner
                                                 -----------------------------